EXHIBIT 21.1
                             SUBSIDIARIES


                                         Jurisdiction
                                              of
        Name                     Organization     Ownership
        ----                     ------------     ---------

Ammak Manufacturing Corp.         New York         100% of stock owned by DAX Manufacturers, Inc.

Anchor Hocking Consumer           Delaware         100% of stock owned by Anchor Hocking Corporation
Glass Corporation

Anchor Hocking Corporation        Delaware         100% of stock owned by    Newell Operating Company

Ashland Products, Inc.            Delaware         100% of stock owned by    Newell Co.

Berol Blue Ribbon Corp.           Kentucky         100% of stock owned by    Berol Corporation

Berol Canada Inc.                 Ontario, Canada  100% of stock owned by Berol Corporation

Berol Corporation                 Delaware         100% of stock owned by Newell Co.

Berol Corporation                 Massachusetts    100% of stock owned by    Berol Corporation (Delaware)

Berol Corporation                 Nevada           100% of stock owned by Berol Corporation (Delaware)

Berol Corporation                 Puerto Rico      100% of stock owned by Berol Corporation (Delaware)

Berol Limited                     United Kingdom   99.99% of stock owned by Kingdom   Berol Corporation; remaining
                                                   .01% owned by nominee as required by statute

Berol Pen Company                 North Carolina   100% of stock owned by Berol Corporation

Berol S.A.                        Colombia         43.41% of stock owned by Berol Pen Corporation; 14.00% of stock owned by Ember Investment Company; 16.91% of stock owned by Furth
                                                   Corporation; 13.00% of stock owned by Loral Corporation; 12.68% of stock owned by Terbal Corporation

Berol, S.A. de C.V.               Mexico           81.35% of stock owned by Berol Corporation; 18.65% of stock owned by other individual shareholders in Mexico

Berol Trademarks Inc.             Delaware         100% of stock owned by Berol Corporation

DAX Manufacturers, Inc.           New York         100% of stock owned by Decorel Incorporated

DeComex USA, Inc.                 Delaware         100% of stock owned by Decorel Incorporated

                                                      EXHIBIT 21.1
                                                      SUBSIDIARIES


                                         Jurisdiction
                                              of
        Name                     Organization     Ownership
        ----                     ------------     ---------
Decorel Canada, Inc.              Ontario, Canada  100% of stock owned by Decorel Incorporated

Decorel, S.A. de C.V.             Mexico           .002% (1 share) of Series B of the fixed portion of capital stock and 1.03% of the variable portion of capital stock owned by Decorel
                                                   Incorporated; 99.998% of Series B of the fixed portion of capital stock and 98.97% of Series B of the variable portion of capital stock owned by Decomex USA, Inc.

Decorel Incorporated              Illinois         100% of stock owned by Newell Operating Company

Ember Investment Corp.            Delaware         100% of stock owned by Berol Corporation

Empire Enterprises, Inc.          Tennessee        100% of stock owned by Berol Corporation

Empire Leasing Company            Delaware         75% of stock owned by Berol Corporation; 25% of stock owned by
                                                   Berol Canada Inc.

Faber-Castell Corporation         New Jersey       100% of stock owned by Newell Co.

Furth Corporation                 Delaware         100% of stock owned by Berol Corporation

Goody Products, Inc.              Delaware         100% of stock owned by Newell Co.

Intercraft Company                Delaware         100% of stock owned by Newell Co.

Lee Rowan Company                 Missouri         100% of stock owned by Newell Co.

Loral Corporation                 Delaware         100% of stock owned by Berol Corporation

Newell Consumer Products          Germany          100% of stock owned by Newell Investments Inc.
         GmbH

Newell Finance Company            Delaware         100% of stock owned by Newell Operating Company

Newell Holdings France S.A.S.     France           1% of stock owned by Newell Operating Company; 99% of stock owned by Newell Investments Inc.

Newell Holdings U.K. Limited      United Kingdom   100% of stock owned by Newell Investments Inc.

Newell Consumer Iberica S.A.      Spain            100% of stock owned by Newell S.A.

Newell Industries                 Ontario, Canada  87.2% of stock owned by Newell Operating Company; 12.8% of stock
         Canada, Inc.                              owned by Goody Products, Inc.

Newell International              Jamaica          100% of stock owned by Newell Co.
         Corporation, Limited

                                                      EXHIBIT 21.1
                                                      SUBSIDIARIES


                                         Jurisdiction
                                              of
        Name                     Organization     Ownership
        ----                     ------------     ---------
Newell Investment Co.             Ontario, Canada  100% of stock owned by Newell Co.

Newell Investments Inc.           Delaware         100% of stock owned by Newell Operating Company

Newell Limited                    United Kingdom   100% of stock owned by Newell Holdings U.K. Limited

Newell Operating Company          Delaware         77.5% of stock owned by   Newell Co.; 22.5% of stock owned by Anchor
                                                   Hocking Corporation

Newell Puerto Rico, Ltd.          Delaware         100% of stock owned by Anchor Hocking Corporation

Newell S.A.                       France           99% of stock owned by Newell Holdings France S.A.S.; remaining 1%
                                                   owned by nominees as required by statute

Newell S.p.A.                     Italy            100% of stock owned by Newell S.A.

Newell Window Furnishings, Inc.   Delaware         100% of stock owned by Newell Operating Company

NSM Industries, Inc.              New Jersey       100% of stock owned by Faber-Castell Corporation

N.V. Newell Benelux S.A.          Belgium          99% of stock owned by Newell S.A.; Remaining 1% owned by nominees as required by statute

Philips Canada, Inc.              Ontario, Canada  100% of stock owned by Philips Industries, Inc.

Philips Industries, Inc.          New York         100% of stock owned by Newell Co.

Plastics, Inc.                    Delaware         100% of stock owned by Anchor Hocking Corporation

Sanford Corporation               Illinois         100% of stock owned by Newell Co.

Sterling Plastics Co.             New Jersey       100% of stock owned by Sanford Corporation

Stuart Hall Company, Inc.         Missouri         100% of stock owned by Newell Co.

Terbal Corporation                Delaware         100% of stock owned by Berol Corporation